EX-99.906CERT
SECTION 906 CERTIFICATION
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officers of Harbor Funds (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s report on Form N-CSR for the period ended October 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
By:	/s/ David G. Van Hooser David G. Van Hooser	Chairman, President and Trustee (Principal Executive Officer)	January 3, 2017
By:	/s/ Anmarie S. Kolinski Anmarie S. Kolinski	Treasurer (Principal Financial and Accounting Officer)	January 3, 2017
This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.